UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2006

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2006, the Company entered into certain agreements to grant security interests to its lenders under the Company’s $300 million credit facility, as required by the recent, previously reported, downgrade in the Company’s senior credit rating. Pursuant to a Pledge and Security Agreement with National City Bank, as administrative agent, the Company has granted to its lenders security interests in the Company’s and its domestic material subsidiaries’ tangible and intangible assets (with the exception of the receivables sold as part of the Company’s asset securitization program) and has pledged 100% of the stock of the Company’s domestic material subsidiaries and 65% of the stock of the Company’s foreign material subsidiaries. Under the terms of the Company’s indentures governing its senior notes and debentures, as a result of entering into that Pledge and Security Agreement, the holders of debt under the indentures are entitled to be equally and ratably secured with the revolving credit lenders in the Company’s principal domestic manufacturing facilities and the pledge of 100% of the stock of the Company’s domestic subsidiaries. Consequently, on April 19, 2006, the Company entered into a Pledge and Security Agreement with the Trustee under the indentures. Also on April 19, 2006, the Company, National City Bank, as administrative agent, and the Trustee under the indentures entered into a Collateral Sharing Agreement in order to set forth the parties’ relative rights in and obligations with respect to common collateral. In connection with the foregoing, the Company also has executed an amendment to the current credit facility that includes an extension to June 29, 2006 to complete all required mortgage filings and certain foreign perfection requirements.

As previously announced, on March 24, 2006, the Company accepted a commitment from a syndicate of lenders (some of which are part of the current facility) to underwrite a $700 million credit facility (the "New Credit Facility"). The New Credit Facility will provide for a five-year, $300 million multi-currency senior revolving credit facility and a six-year, $400 million term loan facility. If consummated, the New Credit Facility will be used to replace the existing credit facility. The new revolving credit facility will be used for working capital and general corporate purposes and the term loans, if drawn, will be used to refinance the Company’s existing indebtedness.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 NCB Pledge and Security Agreement
Exhibit 10.2 Trustee Pledge and Security Agreement
Exhibit 10.3 Collateral Sharing Agreement
Exhibit 10.4 Fifth Amendment and Waiver to Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

April 25, 2006	By:	Thomas M. Gannon

Name: Thomas M. Gannon
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	NCB Pledge and Security Agreement
10.2	Trustee Pledge and Security Agreement
10.3	Collateral Sharing Agreement
10.4	Fifth Amendment and Waiver to Credit Agreement